Exhibit 10.1

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of October 11, 2012 (this “Amendment”), to the Credit Agreement dated as of May 10, 2010 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of March 21, 2011, that certain Amendment No. 2 to Credit Agreement, dated as of January 26, 2012, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (“Borrower”), LANTHEUS MI INTERMEDIATE, INC. (“Lantheus MI”) and LANTHEUS MI REAL ESTATE, LLC (“Lantheus Real Estate” and together with Lantheus MI, the “Guarantors”), Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), Harris N.A., as collateral agent (in such capacity, the “Collateral Agent”), the Lenders from time to time party thereto and the other parties thereto.

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders, the Collateral Agent and the Administrative Agent wish to make certain amendments to the Credit Agreement on the terms and subject to the conditions herein provided;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                                            DEFINITIONS

Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement.

SECTION 2.                                            AMENDMENTS

Effective as of the Third Amendment Effective Date (as defined below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)                                 The definition of “Annualized EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“; provided, that for any measurement period during the first three fiscal quarters of the Fiscal Year 2013, Annualized EBITDA means, (i) for the fiscal quarter ending March 31, 2013, the Consolidated EBITDA of the Parent and its Subsidiaries for the trailing three month period ending on such date multiplied by 4, (ii) for the fiscal quarter ending June 30, 2013, the Consolidated EBITDA of the Parent and its Subsidiaries for the trailing six month period ending on such date multiplied by 2 and (iii) for the fiscal quarter ending September 30, 2013, the

Consolidated EBITDA of the Parent and its Subsidiaries for the trailing nine month period ending on such date multiplied by 4/3.”

(b)                                 Subsection (a) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                           the Consolidated Net Income of such Person and its Subsidiaries for such period, (i) plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (A) Consolidated Net Interest Expense and, to the extent not included therein, agency fees paid to the Administrative Agent or the Collateral Agent, (B) taxes based on income or profits, (C) depreciation expense (excluding depreciation of prepaid cash expenses that were paid in a prior period and added back), (D) amortization expense (excluding amortization of prepaid cash expenses that were paid in a prior period and added back), (E) up to $4,000,000 (as such amount may be increased from time to time by the Administrative Agent in its sole discretion) of legal costs incurred by the Borrower in any trailing twelve month period in connection with the Borrower making a claim under its policy of business interruption insurance, (F) to the extent actually paid during such period, any reasonable, non-recurring, out-of-pocket expenses or charges incurred in connection with any issuance (or proposed issuance) of debt or equity or any refinancing transaction (or proposed refinancing transaction) or any amendment or other modification (or proposed amendment or modification) of any debt instrument, in each case to the extent such transaction is permitted under this Agreement, (G) to the extent actually paid upon or prior to the consummation of an investment pursuant to Section 7.02(e)(xi) hereof or a Permitted Acquisition, any reasonable, non-recurring out-of-pocket fees and expenses directly related to such investment or Permitted Acquisition, but excluding consideration paid for the Capital Stock or other assets acquired in any such investment or Permitted Acquisition, (H) to the extent actually paid during such period, the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor pursuant to the Management Services Agreement as in effect on the date hereof, to the extent permitted to be paid by this Agreement, (I) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 or No. 144 and any amortization of intangibles arising pursuant to such Statement No. 141, (J) any non-cash tax losses attributable to the early extinguishment of any Indebtedness or other derivative instruments of the Borrower or any of its Subsidiaries, (K) the aggregate amount of all other non-cash charges reducing Consolidated Net Income, including stock-based compensation expense (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash items in any future period) for such period, (L) nonrecurring, reasonable, out-of-pocket expenses for the retirement, severance or recruitment of employees or directors of the Parent and its Subsidiaries so long as the aggregate amount of all such expenses described in this clause (L) does not exceed $10,000,000 during any measurement period, and (M) internal and external costs and expenses incurred to relocate, establish, qualify or commence manufacturing, supply or distribution operations for Borrower’s approved products and clinical candidates at third party manufacturers, suppliers and distributors, up to an aggregate amount that does not exceed (I) $15,000,000 during any measurement period through and including the measurement period ending September 30, 2012 or (II) $17,500,000 during any measurement period thereafter, (ii) plus the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are commenced within twelve (12) months of the date thereof in connection with such actions, (C) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (ii) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such period, and (D) the aggregate amount of cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies added pursuant to this clause (ii) shall not exceed 15.0% of Consolidated EBITDA for such period (calculated on a pro forma basis), and (iii)  minus (without duplication) (A) to the extent included in Consolidated Net Income, all interest income, (B) to the extent not deducted as an expense in the calculation of Consolidated Net Income, the aggregate amount paid as dividends pursuant to Section 7.02(h)(A), and (C) the aggregate amount of all other non-cash items increasing Consolidated Net Income (other than (I) the accrual of revenue or recording of receivables in the ordinary course of business and (II) any non-cash item to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period) for such period.”

(c)                                  The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirely to read as follows:

“‘Consolidated Net Income’ means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from Dispositions (it being expressly understood and agreed that up to $35,000,000 of payments from Ben Venue Laboratories to the Borrower for business losses under a Settlement and Mutual Release Agreement and a Transition Services Agreement, each dated March 20, 2012, constitute operating income of the Borrower and not extraordinary or non-recurring gains or losses of the Borrower), (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits, (d) effects of discontinued operations, (e) the net income (or loss) of such Person (other than a Subsidiary of the Borrower) in which such Person other than the Parent and its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to and received by the Borrower or (subject to clause (f) below) any of its Subsidiaries by such Person during such period, and (f) the net income of any Subsidiary of the Parent that is not a Loan Party during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of any Contractual Obligation, Governing Document or applicable Law, judgment or order applicable to that Subsidiary during such period.”

(d)                                 Section 7.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                           Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio of the Parent and its Subsidiaries as of the last day of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries to be greater than the applicable ratio set forth below:

Fiscal Quarter End	Consolidated Total Leverage Ratio

The end of the last fiscal quarter in Fiscal Year 2011	5.00:1.00

The end of the first fiscal quarter in Fiscal Year 2012	6.80:1.00

The end of the second fiscal quarter in Fiscal Year 2012	7.55:1.00

The end of the third fiscal quarter in Fiscal Year 2012	7.25:1.00

The end of the last fiscal quarter in Fiscal Year 2012	8.00:1.00

The end of the first fiscal quarter in Fiscal Year 2013	7.60:1.00

The end of the second fiscal quarter in Fiscal Year 2013	7.50:1.00

The end of the third fiscal quarter in Fiscal Year 2013	6.90:1.00

The end of the last fiscal quarter in Fiscal Year 2013 and the end of each fiscal quarter thereafter	6.60:1.00”

(e)                                  Section 7.03(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio of the Parent and its Subsidiaries as of the last day of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries to be less than the applicable ratio set forth below:

Fiscal Quarter End	Consolidated Interest Coverage Ratio

The end of the last fiscal quarter in Fiscal Year 2011	2.00:1.00

The end of the first fiscal quarter in Fiscal Year 2012	1.40:1.00

The end of the second fiscal quarter in Fiscal Year 2012	1.30:1.00

The end of the third and last fiscal quarters in Fiscal Year 2012	1.20:1.00

The end of the first fiscal quarter in Fiscal Year 2013	1.30:1.00

The end of the second fiscal quarter in Fiscal Year 2013	1.35:1.00

The end of the third fiscal quarter in Fiscal Year 2013	1.40:1.00

The end of the last fiscal quarter in Fiscal Year 2013 and the end of each fiscal quarter thereafter	1.50:1:00”

SECTION 3.                                            CONDITIONS PRECEDENT TO EFFECTIVENESS

The amendments set forth in Section 2 of this Amendment shall become effective as of the date hereof (the “Third Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a)                                 The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Required Lenders;

(b)                                 The Administrative Agent and Lenders shall have received all fees, costs and expenses due and payable under the Credit Agreement and the other Loan Documents

(including without limitation the fees and out-of-pocket expenses of legal counsel to the Administrative Agent);

(c)                                  The Administrative Agent shall have received the amendment fee set forth in Section 5 below; and

(d)                                 The representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects as of the Third Amendment Effective Date.

SECTION 4.                                            REPRESENTATIONS AND WARRANTIES

On and as of the Third Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, each Loan Party party hereto represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

4.1                               Corporate Power and Authority.  Each Loan Party party hereto has all requisite power and authority to enter into this Amendment and to consummate the transactions contemplated hereby.

4.2                               Authorization of Agreements.  The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Loan Party party hereto.

4.3                               Incorporation of Representations and Warranties from the Credit Agreement.  The representations and warranties contained in ARTICLE VI of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof with the same effect as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

4.4                               Absence of Default.  Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing or will result therefrom.

SECTION 5.                                            AMENDMENT FEE

The Borrower hereby agrees to pay to Administrative Agent, for the benefit of the Lenders who execute this Amendment, an aggregate amendment fee equal to the amount derived by multiplying 0.2% by the aggregate amount of the Revolving Credit Commitments of all of the Lenders signatory hereto.  The amendment fee shall be fully earned and payable on the date hereof, nonrefundable when paid, and shared pro rata by the Lenders signatory to this Amendment in accordance with their Pro Rata Shares.

SECTION 6.                                            MISCELLANEOUS

6.1                               References to Credit Agreement.  On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

6.2                               Effect on Credit Agreement.  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.3                               Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

6.4                               APPLICABLE LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

6.5                               Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

6.6                               Loan Document.  This Amendment is a Loan Document.

6.7                               Costs and Expenses.  The Borrower agrees to pay on demand, regardless of whether the transactions contemplated by this Amendment are consummated: all reasonable out-of-pocket costs and expenses incurred by or on behalf of each Agent, including, without limitation, reasonable fees, costs, client charges and expenses of one primary counsel for the Agents in connection with the preparation, negotiation, execution or delivery of this Amendment and any agreements contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Donald R. Kiepert
Name: Donald R. Kiepert
Title: President

GUARANTORS:

LANTHEUS MI INTERMEDIATE, INC.

By:	/s/ Donald R. Kiepert
Name: Donald R. Kiepert
Title: President

LANTHEUS MI REAL ESTATE, LLC

By:	/s/ Donald R. Kiepert
Name: Donald R. Kiepert
Title: President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT]

COLLATERAL AGENT:

HARRIS N.A.

		By:	/s/ Andrew J. Pluta
		Name:	Andrew J. Pluta
		Title:	Director

ADMINISTRATIVE AGENT:

BANK OF MONTREAL

		By:	/s/ Andrew J. Pluta
		Name:	Andrew J. Pluta
		Title:	Director

LENDER:

BANK OF MONTREAL

		By:	/s/ Andrew J. Pluta
		Name:	Andrew J. Pluta
		Title:	Director

NATIXIS

By:	/s/ Tefta Ghilaga	By:	/s/ Edward N. Parkes IV
Name:	Tefta Ghilaga	Name:	Edward N. Parkes IV
Title:	Executive Director	Title:	Executive Director

JEFFERIES FINANCE LLC

		By:	/s/ J. Paul McDonnell
		Name:	J. Paul McDonnell
		Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT]